Exhibit 10.4

GUARANTY

This Guaranty (“Guaranty”) is made on __________________, by Worksport New York Operations Corporation, a New York corporation with its principal address of 2500 N. America Drive, West Seneca (“Guarantor”), in favor of Loeb Term Solutions LLC (“Lender”) to induce Lender to make a loan and/or extend or continue credit to Worksport USA Operations Corporation, a Colorado corporation (“Borrower”) and because Guarantor has determined that executing and delivering this Guaranty is in Guarantor’s interest and to Guarantor’s financial benefit.

1.	Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender: (a) the full, prompt and unconditional payment when due of all indebtedness and obligations of Borrower to Lender, including, but not limited to, principal, interest and fees on that certain Term Promissory Note dated as of the same date hereof (the “Note”), as it may be amended or restated and whether on demand, at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise; and (b) the punctual and faithful performance and observation by Borrower of all duties, agreements, covenants, representations and obligations of Borrower contained in the Loan Documents (as defined in Section 3) (the above subsections (a) and (b) being collectively referred to as the “Indebtedness”).

2.	Absolute, Unconditional and Continuing Obligation. This Guaranty is an absolute, continuing, unconditional, unlimited, and irrevocable guaranty. Guarantor will not be relieved from any obligations under this Guaranty until this Guaranty is terminated in accordance with Section 14. The obligations and liabilities of Guarantor will continue notwithstanding any defect in the genuineness, validity or enforceability of the Indebtedness or the Loan Documents, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or which might otherwise limit recourse against Guarantor.

3.	The Loan Documents. The Note, and the Credit and Security Agreement and all other related documents now existing or hereafter arising and executed in connection with the loan evidenced by the Note, including all amendments and restatements thereto (collectively, the “Loan Documents”), are incorporated into and made a part of this Guaranty by reference.

4.	Continuation of Liability. The liability and obligations of Guarantor will in no way be affected, impaired, diminished or released by any action or inaction whatsoever other than the indefeasible payment in full and in cash of the Indebtedness.

5.	Recourse/Exercise of Rights by Lender. At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise), subject to any notice and cure periods in the Loan Documents, or in the event that an insolvency proceeding is brought by or against the Borrower or the Guarantor, Lender can require that Guarantor pay Lender the amounts owing on this Guaranty.

6.	Subordination/Subrogation. In the event that Guarantor becomes obligated to pay any sums to Borrower, or in the event that Borrower or any subsequent owner of any Collateral is now or hereafter becomes indebted to Guarantor other than for customary salary and bonuses (collectively, “Debt”), the Debt will at all times be subordinate as to lien, payment and all other respects, to the Indebtedness, and Guarantor will not, among other things, accept any payment from Borrower with respect to the Debt without Lender’s prior written consent. Furthermore, until the Indebtedness is indefeasibly paid in full and in cash, and the Loan Agreement is terminated, Guarantor hereby absolutely, irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity, to seek or claim subrogation. Lender has no duty to enforce or protect any rights which the Guarantor may have against Borrower or any other Person, and Guarantor assumes full responsibility for enforcing and protecting such rights.

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7.	Representations and Warranties. Guarantor represents, warrants and covenants to Lender that: (a) Guarantor has completely read and understands the Loan Documents and agrees to all those portions which apply to Guarantor; (b) Guarantor was provided an opportunity to review the Loan Documents with its legal counsel; (c) any financial statements of Guarantor furnished to Lender are true and correct in all material respects and include all contingent liabilities of Guarantor; (d) since the date of any financial statements furnished to Lender, no material adverse change has occurred in the financial condition of Guarantor; (e) to Guarantor’s knowledge there are no pending or threatened legal proceedings or judgments against Guarantor, and no federal or state tax liens have been filed or threatened against Guarantor; and (f) Guarantor is not in default or claimed default under any agreement for borrowed money. Guarantor agrees to immediately give Lender written notice of any material adverse change in its financial condition.

8.	Expenses. Guarantor agrees to pay all reasonable expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the enforcement of Lender’s rights under the Loan Documents, this Guaranty, and the collection of the Indebtedness.

9.	Transfer of Assets. Guarantor further agrees that until the Indebtedness is indefeasibly paid in full, and in cash, and the Loan Agreement is terminated, Guarantor will not, without Lender’s prior written consent: (i) make any voluntary transfer of any of Guarantor’s assets which would have the effect of materially diminishing Guarantor’s present net worth or (ii) guaranty the debts or obligations of any other person or entity.

10.	Reinstatement. This Guaranty will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or part of the Indebtedness is rescinded or must otherwise be restored or returned by Lender, including in connection with Borrower’s bankruptcy or insolvency.

11.	Joint and Several Liability. The term “Guarantor” shall mean each entity executing this Guaranty, each individually and together collectively, and the obligations of Guarantor and any other guarantor executing a guaranty of all or any portion of the Indebtedness will be joint and several.

12.	Assignability/Binding Effect. This Guaranty shall be assignable by Lender without notice to Guarantor and shall inure to the benefit of Lender and to any subsequent successors and assigns.

13.	Termination. Notwithstanding anything contained herein to the contrary, the liability of Guarantor will be terminated only in the event that (i) Borrower or Guarantor has indefeasibly paid Lender in cash and in full the Indebtedness and (ii) the Loan Agreement is terminated.

14.	Severability. If any provision of this Guaranty is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable, but it will not invalidate any other provision of this Guaranty.

15.	Complete Agreement. This Guaranty, and any collateral document executed in favor of Lender, are the final, complete and exclusive expression of the agreement between Guarantor and Lender with respect to the subject matter of this Guaranty. This Guaranty cannot be modified or amended except in a writing signed by both Guarantor and Lender. This Guaranty may be assigned by Lender to a third party in connection with an assignment of the Indebtedness, and the Guarantor consents to such assignment and agrees that this Guaranty will be in favor of the assignee upon assignment, without any defenses, counterclaims or setoffs of any kind whatsoever.

16.	Cumulative Rights. All rights, powers and remedies of Lender hereunder and under the Loan Documents are cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Lender by law and by agreement.

17.	Choice of Law, Jurisdiction and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois except as required by mandatory provisions of law, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Guaranty nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by Lender and, in the case of an amendment, by Guarantor and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties agree that any action to enforce Guarantor’s obligations to Lender or any action relating to or arising out of this Guaranty shall be prosecuted in any federal, state or local court situated in the County of Cook, State of Illinois (unless Lender, in its sole discretion, elects some other jurisdiction), and Guarantor submits to the jurisdiction of any such court selected by Lender. Guarantor waives any and all rights to contest the jurisdiction and venue of any action brought in this matter and Guarantor may bring any action against Lender only in the state or federal courts located in the State of Illinois.

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18.	WAIVER OF JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY OR ANY OTHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER OR ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PROVIDING THE FINANCING TO BORROWER AND ACCEPTING THIS GUARANTY FROM GUARANTOR.

19.	SIGNATURES. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Each party acknowledges that it has reviewed this Guaranty, and the parties that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty. Delivery of this Guaranty or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof or thereof.

20.	NOTICE. All notices required to be given to Guarantor shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender. For the purposes hereof, notices hereunder shall be sent to the following addresses or to such other addresses as each such party may in writing hereafter indicate:

GUARANTOR:	Worksport New York Operations Corporation	LENDER:	Loeb Term Solutions LLC

Address:	2500 N. America Dr.	Address:	8609 W. Bryn Mawr, Suite 208
City, State & Zip:	West Seneca, NY 14224	City, State & Zip:	Chicago, IL 60631
Office Number:	888-554-8789	Office Number:
Mobile Number:		Mobile Number:
Email Address:		Email Address:

The Guarantor executes this Guaranty as of the day and year first above written by its duly authorized representative.

GUARANTOR:	Worksport New York Operations Corporation

Signature:
Print Name:	Steven Rossi
Title:	President

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